  EXHIBIT 99.1

Ur-Energy Provides 2024 Q2 Update: Lost Creek and Shirley Basin

Littleton, Colorado (ACCESSWIRE – July 16, 2024) Ur-Energy Inc. (NYSE American:URG) (TSX:URE) (the “Company” or “Ur-Energy”) provides the following 2024 Q2 updates on Lost Creek production operations and guidance, Shirley Basin construction, and our uranium sales contract book.

John Cash, the Company’s CEO and Chairman of the Board, stated, “We are pleased that continuing advances at Lost Creek resulted in increased production quarter-over-quarter. The Lost Creek drilling and construction teams have further refined their work plans to facilitate our schedule of bringing a new header house online each month. This progress enables the continuing increase in production flow which will allow us to achieve our production targets. Importantly, the production patterns continue to be receptive to our mining methods, exhibiting strong production grades.

“We are happy to see the level of construction activity on the ground at Shirley Basin as well as the progress on procurement, and detailed engineering and planning to facilitate our planned buildout. We look forward to bringing uranium in situ recovery back to its birthplace at Shirley Basin and solidifying Ur-Energy’s position as the dominant producer in the Great Divide Basin and Shirley Basin Districts of Wyoming.”

Lost Creek Production Operations

Lost Creek production is advancing with three header houses having come online in 2024 H1. During Q2 we captured approximately 70,679 pounds, dried and packaged 64,170 pounds and shipped 70,390 pounds U3O8. We are pleased with the notable increase in each of these production numbers compared with Q1 production. Notwithstanding these improvements, we are guiding to the lower side of our earlier 2024 production guidance of 550,000 to 650,000 pounds captured on IX resin.

At quarter end, our in-process inventory was approximately 86,204 pounds, our drummed inventory at Lost Creek was 21,570 pounds, and our finished inventory at the conversion facility was 74,625 pounds U3O8. Our next shipment to the conversion facility is scheduled for late July.

Header House (HH) 2-9 came online this week and HH2-10 is scheduled to come online mid-August. Our construction crew is now on track to meet its goal of routinely completing a new header house approximately every thirty days. Throughout Q2 we had 12 drill rigs working at Lost Creek; we anticipate additional drill rigs mobilizing to Lost Creek in coming weeks.

Fabrication of HH2-10 is complete and fabrication of HHs 2-11 through 2-13 is in progress in our Casper construction shop. We recently took delivery of and deployed two downhole geophysical logging trucks that were ordered in early 2023.

Our site workforce is stabilizing, with safety and task training advancing. We continue to effectively navigate ongoing supply chain issues through the implementation of our long lead-time purchasing program. The lead time for electrical transformers remains challenging but we have a sufficient number of header house transformers on the ground for at least the next year.

Shirley Basin Development

In Q1 we were pleased to announce plans to begin the buildout of our Shirley Basin in situ recovery facility in Carbon County, Wyoming. Installation of the monitor wells for the first mine unit is on schedule with 100 of the 123 planned wells piloted and 62 wells cased. After all monitor wells are installed, we will collect baseline water quality and perform hydrologic aquifer tests. The hydrologic confinement at Shirley Basin is well established. We currently have two drill rigs working at Shirley Basin and expect to add a third rig in coming weeks. When the monitor well program is complete, the three rigs will redeploy to Lost Creek until construction and development drilling begins at Shirley Basin in 2025 H1.

The existing south access road to the site has been upgraded to an all-season road. Materials are on-hand and construction will soon commence for the secondary 15kV electrical power line distribution to the mine site. Engineering design is underway for the refurbishment of the pre-existing substation that serviced historic Shirley Basin operations. The office building and a support building are in the design phase and construction is planned for this year. Steel has been rolled and welded for the 15 IX columns under construction at a fabrication facility in Casper. Long-lead items are advancing on schedule.

Uranium Sales and Cash Position

We sold 75,000 pounds U3O8 in Q2 at an average price of $61.65 per pound for proceeds of $4.6 million. The cost per pound sold was $41.69. The average gross profit per pound sold of $19.96 results in an average gross profit margin of approximately 32%.

In addition to the 75,000 pounds sold in Q2, we have received binding notices from our customers for the delivery of 495,000 pounds in the second half of this year for total sales of 570,000 pounds U3O8 in 2024. Including the revenue received during the quarter, we expect to realize revenues of $33.1 million from U3O8 sales in 2024.

Deliveries for 2025 are committed to three of our customers for a base amount of 700,000 pounds U3O8. Under these agreements, two of the three buyers may elect to flex up or down by as much as 10% of the annual base delivery quantity. We are pleased to have received notice from one of our purchasers of its election to flex up its 2025 purchases by 10%, such that we now anticipate we may deliver 730,000 pounds U3O8 into our term sales agreements in 2025. We have not received all delivery notices from our purchasers.

As previously disclosed, in April we signed the third of three new offtake agreements completed in 2024. The newest agreement calls for annual delivery commitments of up to 100,000 pounds U3O8 in 2026 through 2029, a portion of which is based upon production milestones. Pricing is a combination of escalated fixed price, well above anticipated all-in costs of production, and a market-related pricing component that is subject to an escalated floor and ceiling. We have provided notice to the buyer of satisfaction of the milestones related to the 2026 and 2027 deliveries.

At June 30, 2024, we had cash and cash equivalents of $61.3 million.

About Ur-Energy

Ur-Energy is a uranium mining company operating the Lost Creek in situ recovery uranium facility in south-central Wyoming. We have produced and packaged approximately 2.7 million pounds U3O8 from Lost Creek since the commencement of operations. Ur-Energy has all major permits and authorizations to begin construction at Shirley Basin, the Company’s second in situ recovery uranium facility in Wyoming and is advancing Shirley Basin construction and development following the March 2024 ‘go’ decision for the mine. We await the remaining regulatory authorization for the expansion of Lost Creek. Ur‑Energy is engaged in uranium mining, recovery and processing activities, including the acquisition, exploration, development, and operation of uranium mineral properties in the United States. The primary trading market for Ur‑Energy’s common shares is on the NYSE American under the symbol “URG.” Ur‑Energy’s common shares also trade on the Toronto Stock Exchange under the symbol “URE.” Ur-Energy’s corporate office is in Littleton, Colorado and its registered office is in Ottawa, Ontario.

FOR FURTHER INFORMATION, PLEASE CONTACT

John W. Cash, Chairman, CEO and President

+1 720-981-4588, ext. 303

John.Cash@Ur-Energy.com

Cautionary Note Regarding Forward-Looking Information

This release may contain “forward-looking statements” within the meaning of applicable securities laws regarding events or conditions that may occur in the future (e.g., 2024 Lost Creek production and revenue guidance; our ability to maintain operations at Lost Creek in a safe and compliant fashion while increasing production levels; our ability to continue to refine production operations and increase production levels in a timely and cost-effective way, to meet our production projections for the year including the ability to routinely bring on new header houses; our ability to remain ahead of supply chain challenges in our procurement of equipment and supplies for Lost Creek and Shirley Basin; our ability to satisfy commitments into our sales contracts including satisfaction of milestones; and the timing and ability to complete build out of Shirley Basin as currently projected) and are based on current expectations that, while considered reasonable by management at this time, inherently involve a number of significant business, economic and competitive risks, uncertainties and contingencies. Generally, forward-looking statements can be identified by the use of forward-looking terminology such as “plans,” “expects,” “does not expect,” “is expected,” “is likely,” “estimates," “intends,” “anticipates,” “does not anticipate,” or “believes,” or variations of the foregoing, or statements that certain actions, events or results “may,” “could,” “might” or “will be taken,” “occur,” “be achieved” or “have the potential to.” All statements, other than statements of historical fact, are considered to be forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements express or implied by the forward-looking statements.  Factors that could cause actual results to differ materially from any forward-looking statements include, but are not limited to, capital and other costs varying significantly from estimates; failure to establish estimated resources and reserves; the grade and recovery of ore which is mined varying from estimates; production rates, methods and amounts varying from estimates; delays in obtaining or failures to obtain required governmental, environmental or other project approvals; inflation; changes in exchange rates; fluctuations in commodity prices; supply chain disruptions; delays in development and other factors described in the public filings made by the Company at www.sedarplus.ca and www.sec.gov. Readers should not place undue reliance on forward-looking statements. The forward-looking statements contained herein are based on the beliefs, expectations and opinions of management as of the date hereof and Ur-Energy disclaims any intent or obligation to update them or revise them to reflect any change in circumstances or in management’s beliefs, expectations or opinions that occur in the future.

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